Exhibit 99.1
News Release

Contact:	Robin Gray Corporate Communications 202-637-0317 Emily Duncan Investor Relations 312-394-2345
EXELON REPORTS FIRST QUARTER 2019 RESULTS
Earnings Release Highlights

•	GAAP Net Income of $0.93 per share and Adjusted (non-GAAP) Operating Earnings of $0.87 per share for the first quarter of 2019

•	Exelon and subsidiaries upgraded by S&P and Fitch on successful execution of utility growth strategy

•	Supreme Court upholds the legality of the ZEC program in Illinois and New York

•	New Jersey BPU voted to grant ZECs to Hope Creek and Salem 1 and 2

•	Strong utility operations with every utility achieving top decile CAIDI performance
CHICAGO (May 2, 2019) — Exelon Corporation (NYSE: EXC) today reported its financial results for the first quarter of 2019.
“Delivering clean energy to address climate change while meeting the needs of our customers and the communities we serve continues to drive Exelon’s business results. Our electric and gas companies earned top marks on key customer satisfaction and operating metrics, while our nuclear generation fleet had its best quarterly capacity factor in 10 years,” said Christopher M. Crane, president and CEO. “The Supreme Court declined to hear cases disputing Illinois’ and New York’s Zero Emissions Credit programs, preserving these states’ emissions-free nuclear power plants and the economic and environmental benefits they provide. We marked the anniversaries of our mergers with Constellation and Pepco Holdings, which not only have improved service for our customers but also increased our regulated business mix and provided more stable earnings.”
“Exelon made a strong start to 2019, with adjusted (non-GAAP) operating earnings this quarter above the midpoint of our guidance range, at $0.87 per share,” said Joseph Nigro, Exelon’s senior executive vice president and CFO. “Our strategy to invest in advanced technology and infrastructure to grow our regulated business continues to prove successful and, in recognition of this, both S&P and Fitch upgraded Exelon’s credit ratings.”
First Quarter 2019
Exelon's GAAP Net Income for the first quarter of 2019 increased to $0.93 per share from $0.60 per share in the first quarter of 2018. Adjusted (non-GAAP) Operating Earnings decreased to $0.87 per share in the first quarter of 2019 from $0.96 per share in the first quarter of 2018. For the reconciliations of GAAP Net Income to Adjusted (non-GAAP) Operating Earnings, refer to the tables beginning on page 5.

The Adjusted (non-GAAP) Operating Earnings in the first quarter of 2019 reflect lower realized energy prices and the absence of the revenue recognized in the first quarter of 2018 related to Zero Emissions Credits (ZECs) generated in Illinois from June through December 2017, partially offset by increased capacity prices at Generation. On the utility side, the Adjusted (non-GAAP) Operating Earnings reflect higher utility earnings due to regulatory rate increases at PECO, BGE and PHI and lower storm costs at PECO and BGE.
Operating Company Results1
ComEd
ComEd's first quarter of 2019 GAAP Net Income and Adjusted (non-GAAP) remained relatively consistent compared with the first quarter of 2018. Due to revenue decoupling, ComEd's distribution earnings are not affected by actual weather or customer usage patterns.
PECO
PECO’s first quarter of 2019 GAAP Net Income increased to $168 million from $113 million in the first quarter of 2018. PECO’s Adjusted (non-GAAP) Operating Earnings for the first quarter of 2019 increased to $169 million from $114 million in the first quarter of 2018, primarily due to regulatory rate increases and the absence of the March 2018 winter storm costs.
BGE
BGE’s first quarter of 2019 GAAP Net Income increased to $160 million from $128 million in the first quarter of 2018. BGE’s Adjusted (non-GAAP) Operating Earnings for the first quarter of 2019 increased to $161 million from $129 million compared with the first quarter of 2018, primarily due to regulatory rate increases and the absence of the March 2018 winter storm costs. Due to revenue decoupling, BGE's distribution earnings are not affected by actual weather or customer usage patterns.
PHI
PHI’s first quarter of 2019 GAAP Net Income increased to $117 million from $65 million in the first quarter of 2018. PHI’s Adjusted (non-GAAP) Operating Earnings for the first quarter of 2019 increased to $118 million from $65 million in the first quarter of 2018, primarily due to regulatory rate increases. Due to revenue decoupling, PHI's distribution earnings related to Pepco Maryland, DPL Maryland and Pepco District of Columbia are not affected by actual weather or customer usage patterns.
Generation
Generation's first quarter of 2019 GAAP Net Income increased to $363 million from $136 million in the first quarter of 2018. Generation’s Adjusted (non-GAAP) Operating Earnings for the first quarter of 2019 decreased to $294 million from $474 million in the first quarter of 2018, primarily due to lower realized energy prices and the absence of the revenue recognized in the first quarter of 2018 related to ZECs generated in Illinois from June through December 2017, partially offset by increased capacity prices.
The proportion of expected generation hedged as of March 31, 2019, was 90 percent to 93 percent for 2019, 64 percent to 67 percent for 2020 and 38 percent to 41 percent for 2021.

___________
1Exelon’s five business units include ComEd, which consists of electricity transmission and distribution operations in northern Illinois; PECO, which consists of electricity transmission and distribution operations and retail natural gas distribution operations in southeastern Pennsylvania; BGE, which consists of electricity transmission and distribution operations and retail natural gas distribution operations in central Maryland; PHI, which consists of electricity transmission and distribution operations in the District of Columbia and portions of Maryland, Delaware, and New Jersey and retail natural gas distribution operations in northern Delaware; and Generation, which consists of owned and contracted electric generating facilities and wholesale and retail customer supply of electric and natural gas products and services, including renewable energy products and risk management services.

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Recent Developments and First Quarter Highlights

•
Credit Ratings Upgrade: On March 1, 2019, S&P upgraded Exelon and all its subsidiaries by one notch. Exelon’s issuer credit rating was raised from BBB to BBB+. On March 14, 2019, Fitch Ratings upgraded the senior unsecured rating for Exelon from BBB to BBB+ and the senior unsecured ratings of PECO and BGE to A- from BBB+. In addition, Fitch upgraded PECO’s first mortgage bonds from A to A+ and BGE’s first mortgage bonds from A- to A. Both agencies noted that their upgrades reflect Exelon’s solid 2018 financial results, which demonstrated successful execution of its value proposition to grow the utilities and harvest free cash flow from Generation to support that growth. S&P and Fitch were encouraged by Exelon’s discipline and commitment to delivering on its long-term strategy to maintain strong operational and financial measures, succeed in the execution of ZECs, improve operations and regulatory framework at PHI, and focus on utility growth. This strategy has led to a meaningful reduction in overall business risk by changing the long-term earnings profile outlook of the Company to become more regulated.

•
New Jersey Board of Public Utilities (NJBPU) Awards ZEC Payments: In 2017, Public Service Enterprise Group Incorporated (PSEG) announced that its New Jersey nuclear plants, including Salem, of which Generation owns a 42.59 percent ownership interest, were showing increased signs of economic distress, which could lead to early retirement. PSEG is the operator of Salem and has the decision-making authority to retire Salem. In 2018, New Jersey enacted legislation that established a ZEC program that provides compensation for nuclear plants that demonstrate to the NJBPU that they meet certain requirements, including that they make a significant contribution to air quality in the state and that their revenues are insufficient to cover their costs and risks. On April 18, 2019, the NJBPU approved the award of ZECs to Salem 1 and Salem 2. Assuming the New Jersey ZEC program operates as expected, Generation no longer considers Salem to be at heightened risk for early retirement.

•
Supreme Court Upholds Illinois and New York ZECs: On April 15, 2019, the U.S. Supreme Court denied the plaintiffs' petition seeking a review of circuit court decisions in Illinois and New York related to ZECs. The U.S. Supreme Court decision affirmed the right for states to create climate and clean energy policies.

•
ComEd Distribution Formula Rate Filing: On April 8, 2019, ComEd filed its annual distribution formula rate update with the Illinois Commerce Commission (ICC). The ICC approval is due by December 2019 and the rates will take effect in January 2020. The filing request includes a total decrease to the revenue requirement of $6 million, reflecting an increase of $57 million for the initial revenue requirement for 2019 and a decrease of $63 million related to the annual reconciliation for 2018. The revenue requirement for 2019 and annual reconciliation for 2018 provide for a weighted average debt and equity return on distribution rate base of 6.53 percent inclusive of a requested ROE of 8.91 percent.

•
ACE New Jersey Electric Distribution Base Rate Case: On March 13, 2019, the NJBPU issued its order providing for a net increase to ACE's annual electric distribution base rates of $70 million (before New Jersey sales and use tax) and reflecting a ROE of 9.6 percent. The new rates were effective April 1, 2019.

•
Nuclear Operations: Generation’s nuclear fleet, including its owned output from the Salem Generating Station and 100 percent of the CENG units, produced 45,715 gigawatt-hours (GWhs) in the first quarter of 2019, compared with 46,941 GWhs in the first quarter of 2018. Excluding Salem, the Exelon-operated nuclear plants at ownership achieved a 97.1 percent capacity factor for the first quarter of 2019, compared with 96.5 percent for the first quarter of 2018. The number of planned

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refueling outage days in the first quarter of 2019 totaled 74, compared with 68 in the first quarter of 2018. There were no non-refueling outage days in the first quarter of 2019, compared with six in the first quarter of 2018.

•
Fossil and Renewables Operations: The Dispatch Match rate for Generation’s gas and hydro fleet was 97.8 percent in the first quarter of 2019, compared with 98.1 percent in the first quarter of 2018. Energy Capture for the wind and solar fleet was 96.5 percent in the first quarter of 2019, compared with 95.2 percent in the first quarter of 2018.

•	Financing Activities:

◦
On February 19, 2019, ComEd issued $400 million aggregate principal amount of its First Mortgage Bonds, 4.00 percent Series 126, due March 1, 2049. ComEd used the proceeds to repay a portion of its outstanding commercial paper obligations and for general corporate purposes.

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GAAP/Adjusted (non-GAAP) Operating Earnings Reconciliation
Adjusted (non-GAAP) Operating Earnings for the first quarter of 2019 do not include the following items (after tax) that were included in reported GAAP Net Income:

(in millions)	Exelon Earnings per Diluted Share	Exelon	ComEd	PECO	BGE	PHI	Generation
2019 GAAP Net Income	$0.93	$907	$157	$168	$160	$117	$363
Mark-to-Market Impact of Economic Hedging Activities (net of taxes of $12 and $10, respectively)	0.03	31	—	—	—	—	26
Unrealized Gains Related to Nuclear Decommissioning Trust (NDT) Fund Investments (net of taxes of $161)	(0.20)	(193)	—	—	—	—	(193)
Long-Lived Asset Impairments (net of taxes of $1)	—	4	—	—	—	—	4
Plant Retirements and Divestitures (net of taxes of $6)	0.02	19	—	—	—	—	19
Cost Management Program (net of taxes of $3, $0, $0, $0 and $3, respectively)	0.01	11	—	1	1	1	8
Noncontrolling Interests (net of taxes of $13)	0.07	67	—	—	—	—	67
2019 Adjusted (non-GAAP) Operating Earnings	$0.87	$846	$157	$169	$161	$118	$294

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Adjusted (non-GAAP) Operating Earnings for the first quarter of 2018 do not include the following items (after tax) that were included in reported GAAP Net Income:

(in millions)	Exelon Earnings per Diluted Share	Exelon	ComEd	PECO	BGE	PHI	Generation
2018 GAAP Net Income	$0.60	$585	$165	$113	$128	$65	$136
Mark-to-Market Impact of Economic Hedging Activities (net of taxes of $69)	0.20	197	—	—	—	—	197
Unrealized Losses Related to NDT Fund Investments (net of taxes of $45)	0.07	66	—	—	—	—	66
Merger and Integrations Costs (net of taxes of $1)	—	3	—	—	—	—	3
Plant Retirements and Divestitures (net of taxes of $32)	0.10	92	—	—	—	—	92
Cost Management Program (net of taxes of $1, $0, $0 and $1, respectively)	0.01	5	—	1	1	—	3
Noncontrolling Interests (net of taxes of $5)	(0.02)	(23)	—	—	—	—	(23)
2018 Adjusted (non-GAAP) Operating Earnings	$0.96	$925	$165	$114	$129	$65	$474
Note:
Amounts may not sum due to rounding.
Unless otherwise noted, the income tax impact of each reconciling item between GAAP Net Income and Adjusted (non-GAAP) Operating Earnings is based on the marginal statutory federal and state income tax rates for each Registrant, taking into account whether the income or expense item is taxable or deductible, respectively, in whole or in part. For all items except the unrealized gains and losses related to NDT fund investments, the marginal statutory income tax rates for 2019 and 2018 ranged from 26.0 percent to 29.0 percent. Under IRS regulations, NDT fund investment returns are taxed at different rates for investments if they are in qualified or non-qualified funds. The effective tax rates for the unrealized gains and losses related to NDT fund investments were 45.4 percent and 40.3 percent for the three months ended March 31, 2019 and 2018, respectively.
Webcast Information
Exelon will discuss first quarter 2019 earnings in a one-hour conference call scheduled for today at 9 a.m. Central Time (10 a.m. Eastern Time). The webcast and associated materials can be accessed at www.exeloncorp.com/investor-relations.
About Exelon
Exelon Corporation (NYSE: EXC) is a Fortune 100 energy company with the largest number of electricity and natural gas customers in the U.S. Exelon does business in 48 states, the District of Columbia and Canada and had 2018 revenue of $36 billion. Exelon serves approximately 10 million customers in Delaware, the District of Columbia, Illinois, Maryland, New Jersey and Pennsylvania through its Atlantic City Electric, BGE, ComEd, Delmarva Power, PECO and Pepco subsidiaries. Exelon is one of the largest competitive U.S. power generators, with more than 32,000 megawatts of nuclear, gas, wind, solar and hydroelectric generating capacity comprising one of the nation’s cleanest and lowest-cost power generation fleets. The company’s Constellation business unit provides energy products and services to approximately 2 million residential,

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public sector and business customers, including more than two-thirds of the Fortune 100. Follow Exelon on Twitter @Exelon.
Non-GAAP Financial Measures
In addition to net income as determined under generally accepted accounting principles in the United States (GAAP), Exelon evaluates its operating performance using the measure of Adjusted (non-GAAP) Operating Earnings because management believes it represents earnings directly related to the ongoing operations of the business. Adjusted (non-GAAP) Operating Earnings exclude certain costs, expenses, gains and losses and other specified items. This measure is intended to enhance an investor’s overall understanding of period over period operating results and provide an indication of Exelon’s baseline operating performance excluding items that are considered by management to be not directly related to the ongoing operations of the business. In addition, this measure is among the primary indicators management uses as a basis for evaluating performance, allocating resources, setting incentive compensation targets and planning and forecasting of future periods. Adjusted (non-GAAP) Operating Earnings is not a presentation defined under GAAP and may not be comparable to other companies’ presentation. The Company has provided the non-GAAP financial measure as supplemental information and in addition to the financial measures that are calculated and presented in accordance with GAAP. Adjusted (non-GAAP) Operating Earnings should not be deemed more useful than, a substitute for, or an alternative to the most comparable GAAP Net Income measures provided in this earnings release and attachments. This press release and earnings release attachments provide reconciliations of adjusted (non-GAAP) Operating Earnings to the most directly comparable financial measures calculated and presented in accordance with GAAP, are posted on Exelon’s website: www.exeloncorp.com, and have been furnished to the Securities and Exchange Commission on Form 8-K on May 2, 2019.
Cautionary Statements Regarding Forward-Looking Information
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from the forward-looking statements made by the Registrants include those factors discussed herein, as well as the items discussed in (1) the Registrants' 2018 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 22, Commitments and Contingencies; (2) the Registrants' First Quarter 2019 Quarterly Report on Form 10-Q (to be filed on May 2, 2019) in (a) Part II, Other Information, ITEM 1A. Risk Factors; (b) Part 1, Financial Information, ITEM 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) Part I, Financial Information, ITEM 1. Financial Statements: Note 16, Commitments and Contingencies; and (3) other factors discussed in filings with the SEC by the Registrants. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this press release. None of the Registrants undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this press release.

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Earnings Release Attachments
Table of Contents

Consolidating Statements of Operations - three months ended March 31, 2019 and 2018	2

Business Segment Comparative Statements of Operations - Generation and ComEd - three months ended March 31, 2019 and 2018	3

Business Segment Comparative Statements of Operations - PECO and BGE - three months ended March 31, 2019 and 2018	4

Business Segment Comparative Statements of Operations - PHI and Other - three months ended March 31, 2019 and 2018	5

Consolidated Balance Sheets - March 31, 2019 and December 31, 2018	6

Consolidated Statements of Cash Flows - three months ended March 31, 2019 and 2018	8

GAAP Consolidated Statements of Operations and Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments - Exelon - three months ended March 31, 2019 and 2018	9

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Net Income - three months ended March 31, 2019 and 2018	10

GAAP Consolidated Statements of Operations and Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments - Generation - three months ended March 31, 2019 and 2018	12

GAAP Consolidated Statements of Operations and Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments - ComEd - three months ended March 31, 2019 and 2018	13

GAAP Consolidated Statements of Operations and Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments - PECO - three months ended March 31, 2019 and 2018	14

GAAP Consolidated Statements of Operations and Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments - BGE - three months ended March 31, 2019 and 2018	15

GAAP Consolidated Statements of Operations and Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments - PHI - three months ended March 31, 2019 and 2018	16

GAAP Consolidated Statements of Operations and Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments - Other - three months ended March 31, 2019 and 2018	17

Generation Statistics - three months ended March 31, 2019, December 31, 2018, September 30, 2018, June 30, 2018 and March 31, 2018	18

ComEd Statistics - three months ended March 31, 2019 and 2018	19

PECO Statistics - three months ended March 31, 2019 and 2018	20

BGE Statistics - three months ended March 31, 2019 and 2018	21

Pepco Statistics - three months ended March 31, 2019 and 2018	22

DPL Statistics - three months ended March 31, 2019 and 2018	23

ACE Statistics - three months ended March 31, 2019 and 2018	24

EXELON CORPORATION
Consolidating Statements of Operations
(unaudited)
(in millions)

	Three Months Ended March 31, 2019
	Generation	ComEd	PECO	BGE	PHI (a)	Other (b)	Exelon Consolidated
Operating revenues	$5,296	$1,408	$900	$976	$1,228	$(331)	$9,477
Operating expenses
Purchased power and fuel	3,205	485	331	360	490	(318)	4,553
Operating and maintenance	1,218	321	225	192	272	(39)	2,189
Depreciation and amortization	405	251	81	136	180	22	1,075
Taxes other than income	135	78	41	68	111	12	445
Total operating expenses	4,963	1,135	678	756	1,053	(323)	8,262
Gain on sales of assets and businesses	—	3	—	—	—	—	3
Operating income (loss)	333	276	222	220	175	(8)	1,218
Other income and (deductions)
Interest expense, net	(111)	(87)	(33)	(29)	(65)	(78)	(403)
Other, net	430	8	4	5	12	8	467
Total other income and (deductions)	319	(79)	(29)	(24)	(53)	(70)	64
Income (loss) before income taxes	652	197	193	196	122	(78)	1,282
Income taxes	224	40	25	36	5	(20)	310
Equity in losses of unconsolidated affiliates	(6)	—	—	—	—	—	(6)
Net income (loss)	422	157	168	160	117	(58)	966
Net income attributable to noncontrolling interests	59	—	—	—	—	—	59
Net income (loss) attributable to common shareholders	$363	$157	$168	$160	$117	$(58)	$907

	Three Months Ended March 31, 2018
	Generation	ComEd	PECO	BGE	PHI (a)	Other (b)	Exelon Consolidated
Operating revenues	$5,512	$1,512	$866	$977	$1,251	$(425)	$9,693
Operating expenses
Purchased power and fuel	3,293	605	333	380	520	(404)	4,727
Operating and maintenance	1,339	313	275	221	309	(73)	2,384
Depreciation and amortization	448	228	75	134	183	23	1,091
Taxes other than income	138	77	41	65	113	12	446
Total operating expenses	5,218	1,223	724	800	1,125	(442)	8,648
Gain on sales of assets and businesses	53	3	—	—	—	—	56
Operating income	347	292	142	177	126	17	1,101
Other income and (deductions)
Interest expense, net	(101)	(89)	(33)	(25)	(63)	(60)	(371)
Other, net	(44)	8	2	4	11	(9)	(28)
Total other income and (deductions)	(145)	(81)	(31)	(21)	(52)	(69)	(399)
Income (loss) before income taxes	202	211	111	156	74	(52)	702
Income taxes	9	46	(2)	28	9	(31)	59
Equity in losses of unconsolidated affiliates	(7)	—	—	—	—	—	(7)
Net income (loss)	186	165	113	128	65	(21)	636
Net income attributable to noncontrolling interests	50	—	—	—	—	1	51
Net income (loss) attributable to common shareholders	$136	$165	$113	$128	$65	$(22)	$585

(a)	PHI consolidated results includes Pepco, DPL and ACE.

(b)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.

EXELON CORPORATION
Business Segment Comparative Statements of Operations
(unaudited)
(in millions)

	Generation
	Three Months Ended March 31,
	2019	2018	Variance
Operating revenues	$5,296	$5,512	$(216)
Operating expenses
Purchased power and fuel	3,205	3,293	(88)
Operating and maintenance	1,218	1,339	(121)
Depreciation and amortization	405	448	(43)
Taxes other than income	135	138	(3)
Total operating expenses	4,963	5,218	(255)
Gain on sales of assets and businesses	—	53	(53)
Operating income	333	347	(14)
Other income and (deductions)
Interest expense, net	(111)	(101)	(10)
Other, net	430	(44)	474
Total other income and (deductions)	319	(145)	464
Income before income taxes	652	202	450
Income taxes	224	9	215
Equity in losses of unconsolidated affiliates	(6)	(7)	1
Net income	422	186	236
Net income attributable to noncontrolling interests	59	50	9
Net income attributable to membership interest	$363	$136	$227

	ComEd
	Three Months Ended March 31,
	2019	2018	Variance
Operating revenues	$1,408	$1,512	$(104)
Operating expenses
Purchased power	485	605	(120)
Operating and maintenance	321	313	8
Depreciation and amortization	251	228	23
Taxes other than income	78	77	1
Total operating expenses	1,135	1,223	(88)
Gain on sales of assets	3	3	—
Operating income	276	292	(16)
Other income and (deductions)
Interest expense, net	(87)	(89)	2
Other, net	8	8	—
Total other income and (deductions)	(79)	(81)	2
Income before income taxes	197	211	(14)
Income taxes	40	46	(6)
Net income	$157	$165	$(8)

EXELON CORPORATION
Business Segment Comparative Statements of Operations
(unaudited)
(in millions)

	PECO
	Three Months Ended March 31,
	2019	2018	Variance
Operating revenues	$900	$866	$34
Operating expenses
Purchased power and fuel	331	333	(2)
Operating and maintenance	225	275	(50)
Depreciation and amortization	81	75	6
Taxes other than income	41	41	—
Total operating expenses	678	724	(46)
Operating income	222	142	80
Other income and (deductions)
Interest expense, net	(33)	(33)	—
Other, net	4	2	2
Total other income and (deductions)	(29)	(31)	2
Income before income taxes	193	111	82
Income taxes	25	(2)	27
Net income	$168	$113	$55

	BGE
	Three Months Ended March 31,
	2019	2018	Variance
Operating revenues	$976	$977	$(1)
Operating expenses
Purchased power and fuel	360	380	(20)
Operating and maintenance	192	221	(29)
Depreciation and amortization	136	134	2
Taxes other than income	68	65	3
Total operating expenses	756	800	(44)
Operating income	220	177	43
Other income and (deductions)
Interest expense, net	(29)	(25)	(4)
Other, net	5	4	1
Total other income and (deductions)	(24)	(21)	(3)
Income before income taxes	196	156	40
Income taxes	36	28	8
Net income	$160	$128	$32

EXELON CORPORATION
Business Segment Comparative Statements of Operations
(unaudited)
(in millions)

	PHI (a)
	Three Months Ended March 31,
	2019	2018	Variance
Operating revenues	$1,228	$1,251	$(23)
Operating expenses
Purchased power and fuel	490	520	(30)
Operating and maintenance	272	309	(37)
Depreciation and amortization	180	183	(3)
Taxes other than income	111	113	(2)
Total operating expenses	1,053	1,125	(72)
Operating income	175	126	49
Other income and (deductions)
Interest expense, net	(65)	(63)	(2)
Other, net	12	11	1
Total other income and (deductions)	(53)	(52)	(1)
Income before income taxes	122	74	48
Income taxes	5	9	(4)
Net income	$117	$65	$52

	Other (b)
	Three Months Ended March 31,
	2019	2018	Variance
Operating revenues	$(331)	$(425)	$94
Operating expenses
Purchased power and fuel	(318)	(404)	86
Operating and maintenance	(39)	(73)	34
Depreciation and amortization	22	23	(1)
Taxes other than income	12	12	—
Total operating expenses	(323)	(442)	119
Operating income	(8)	17	(25)
Other income and (deductions)
Interest expense, net	(78)	(60)	(18)
Other, net	8	(9)	17
Total other income and (deductions)	(70)	(69)	(1)
Loss before income taxes	(78)	(52)	(26)
Income taxes	(20)	(31)	11
Net loss	$(58)	$(21)	$(37)
Net income attributable to noncontrolling interests	—	1	(1)
Net loss attributable to common shareholders	$(58)	$(22)	$(36)

(a)	PHI consolidated results includes Pepco, DPL and ACE.

(b)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.

EXELON CORPORATION
Consolidated Balance Sheets
(unaudited) (in millions)

	March 31, 2019	December 31, 2018
Assets
Current assets
Cash and cash equivalents	$880	$1,349
Restricted cash and cash equivalents	223	247
Accounts receivable, net
Customer	4,564	4,607
Other	1,062	1,256
Mark-to-market derivative assets	652	804
Unamortized energy contract assets	49	48
Inventories, net
Fossil fuel and emission allowances	179	334
Materials and supplies	1,380	1,351
Regulatory assets	1,191	1,222
Assets held for sale	890	904
Other	1,406	1,238
Total current assets	12,476	13,360
Property, plant and equipment, net	77,460	76,707
Deferred debits and other assets
Regulatory assets	8,222	8,237
Nuclear decommissioning trust funds	12,302	11,661
Investments	620	625
Goodwill	6,677	6,677
Mark-to-market derivative assets	454	452
Unamortized energy contract assets	365	372
Other	3,017	1,575
Total deferred debits and other assets	31,657	29,599
Total assets	$121,593	$119,666

	March 31, 2019	December 31, 2018
Liabilities and shareholders’ equity
Current liabilities
Short-term borrowings	$1,254	$714
Long-term debt due within one year	2,508	1,349
Accounts payable	3,327	3,800
Accrued expenses	1,725	2,112
Payables to affiliates	5	5
Regulatory liabilities	522	644
Mark-to-market derivative liabilities	345	475
Unamortized energy contract liabilities	151	149
Renewable energy credit obligation	348	344
Liabilities held for sale	799	777
Other	1,245	1,035
Total current liabilities	12,229	11,404
Long-term debt	32,960	34,075
Long-term debt to financing trusts	390	390
Deferred credits and other liabilities
Deferred income taxes and unamortized investment tax credits	11,642	11,330
Asset retirement obligations	9,967	9,679
Pension obligations	3,734	3,988
Non-pension postretirement benefit obligations	1,984	1,928
Spent nuclear fuel obligation	1,178	1,171
Regulatory liabilities	9,781	9,559
Mark-to-market derivative liabilities	434	479
Unamortized energy contract liabilities	432	463
Other	3,158	2,130
Total deferred credits and other liabilities	42,310	40,727
Total liabilities	87,889	86,596
Commitments and contingencies
Shareholders’ equity
Common stock	19,171	19,116
Treasury stock, at cost	(123)	(123)
Retained earnings	15,321	14,766
Accumulated other comprehensive loss, net	(3,012)	(2,995)
Total shareholders’ equity	31,357	30,764
Noncontrolling interests	2,347	2,306
Total equity	33,704	33,070
Total liabilities and shareholders’ equity	$121,593	$119,666

EXELON CORPORATION
Consolidated Statements of Cash Flows
(unaudited)
(in millions)

	Three Months Ended March 31,
	2019	2018
Cash flows from operating activities
Net income	$966	$636
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation, amortization and accretion, including nuclear fuel and energy contract amortization	1,460	1,501
Impairment of long-lived assets	7	—
Gain on sales of assets and businesses	—	(56)
Deferred income taxes and amortization of investment tax credits	187	(14)
Net fair value changes related to derivatives	31	259
Net realized and unrealized (gains) losses on NDT funds	(308)	68
Other non-cash operating activities	127	240
Changes in assets and liabilities:
Accounts receivable	79	133
Inventories	128	167
Accounts payable and accrued expenses	(764)	(451)
Option premiums received (paid), net	6	(27)
Collateral posted, net	(101)	(214)
Income taxes	141	86
Pension and non-pension postretirement benefit contributions	(328)	(331)
Other assets and liabilities	(587)	(495)
Net cash flows provided by operating activities	1,044	1,502
Cash flows from investing activities
Capital expenditures	(1,873)	(1,880)
Proceeds from NDT fund sales	3,713	1,189
Investment in NDT funds	(3,666)	(1,248)
Proceeds from sales of assets and businesses	8	79
Other investing activities	32	3
Net cash flows used in investing activities	(1,786)	(1,857)
Cash flows from financing activities
Changes in short-term borrowings	540	726
Proceeds from short-term borrowings with maturities greater than 90 days	—	1
Repayments on short-term borrowings with maturities greater than 90 days	—	(1)
Issuance of long-term debt	402	1,130
Retirement of long-term debt	(352)	(1,241)
Dividends paid on common stock	(352)	(333)
Proceeds from employee stock plans	51	12
Other financing activities	(14)	(30)
Net cash flows provided by financing activities	275	264
Decrease in cash, cash equivalents and restricted cash	(467)	(91)
Cash, cash equivalents and restricted cash at beginning of period	1,781	1,190
Cash, cash equivalents and restricted cash at end of period	$1,314	$1,099

EXELON CORPORATION
GAAP Consolidated Statements of Operations and
Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments
(unaudited)
(in millions, except per share data)

	Three Months Ended March 31, 2019			Three Months Ended March 31, 2018
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$9,477	$52	(b)	$9,693	$97	(b)
Operating expenses
Purchased power and fuel	4,553	20	(b),(c)	4,727	(183)	(b),(c)
Operating and maintenance	2,189	56	(c),(d),(e)	2,384	(36)	(c),(d),(f)
Depreciation and amortization	1,075	(100)	(c)	1,091	(137)	(c)
Taxes other than income	445	—		446	—
Total operating expenses	8,262			8,648
Gain on sales of assets and businesses	3	—		56	(53)	(c)
Operating income	1,218			1,101
Other income and (deductions)
Interest expense, net	(403)	15	(b)	(371)	—
Other, net	467	(358)	(c),(g)	(28)	111	(g)
Total other income and (deductions)	64			(399)
Income before income taxes	1,282			702
Income taxes	310	(139)	(b),(c),(d),(e),(g),(h)	59	148	(b),(c),(d),(f),(g),(h)
Equity in losses of unconsolidated affiliates	(6)	—		(7)	—
Net income	966			636
Net income attributable to noncontrolling interests	59	(67)	(i)	51	23	(i)
Net income attributable to common shareholders	$907			$585
Effective tax rate(h)	24.2%			8.4%
Earnings per average common share
Basic	$0.93			$0.61
Diluted	$0.93			$0.60
Average common shares outstanding
Basic	971			966
Diluted	972			968
Effect of adjustments on earnings per average diluted common share recorded in accordance with GAAP:
Mark-to-market impact of economic hedging activities (b)		$0.03			$0.20
Unrealized (gains) losses related to NDT fund investments (g)		(0.20)			0.07
Plant retirements and divestitures (c)		0.02			0.10
Cost management program (d)		0.01			0.01
Noncontrolling interests (i)		0.07			(0.02)
Total adjustments		$(0.06)	(j)		$0.36

(a)	Results reported in accordance with accounting principles generally accepted in the United States (GAAP).

(b)	Adjustment to exclude the mark-to-market impact of Exelon’s economic hedging activities, net of intercompany eliminations.

(c)
In 2018, adjustment to exclude accelerated depreciation and amortization expenses and one-time charges associated with Generation's decision to early retire the Oyster Creek nuclear facility and accelerated depreciation and amortization expenses associated with the 2017 decision to early retire the Three Mile Island (TMI) nuclear facility, partially offset by a gain associated with Generation's sale of its electrical contracting business. In 2019, adjustment to exclude accelerated depreciation and amortization expenses associated with Generation's previous decision to early retire the TMI nuclear facility and a benefit associated with a remeasurement of the TMI asset retirement obligation.

(d)	Adjustment to exclude reorganization costs related to cost management programs.

(e)	Adjustment to exclude the impairment of certain wind projects at Generation.

(f)	Adjustment to exclude costs related to the PHI acquisition.

(g)
Adjustment to exclude the impact of net unrealized gains and losses on Generation’s NDT fund investments for Non-Regulatory and Regulatory Agreement Units. The impacts of the Regulatory Agreement Units, including the associated income taxes, are contractually eliminated, resulting in no earnings impact.

(h)	The effective tax rate related to Adjusted (non-GAAP) Operating Earnings is 16.8 percent and 17.1 percent for the three months ended March 31, 2019 and March 31, 2018, respectively.

(i)
Adjustment to exclude elimination from Generation’s results of the noncontrolling interests related to certain exclusion items, primarily related to the impact of unrealized gains and losses on NDT fund investments at CENG.

(j)	Amounts may not sum due to rounding.

EXELON CORPORATION
Reconciliation of Adjusted (non-GAAP) Operating
Earnings to GAAP Net Income (in millions)
Three Months Ended March 31, 2019 and 2018
(unaudited)

	Exelon Earnings per Diluted Share	Generation	ComEd		PECO		BGE		PHI (a)		Other (b)	Exelon
2018 GAAP Net Income	$0.60	$136	$165		$113		$128		$65		$(22)	$585
2018 Adjusted (non-GAAP) Operating (Earnings) Loss Adjustments:
Mark-to-Market Impact of Economic Hedging Activities (net of taxes of $69)	0.20	197	—		—		—		—		—	197
Unrealized Losses Related to NDT Fund Investments (net of taxes of $45) (1)	0.07	66	—		—		—		—		—	66
PHI Merger and Integration Costs (net of taxes of $1)	—	3	—		—		—		—		—	3
Plant Retirements and Divestitures (net of taxes of $32) (2)	0.10	92	—		—		—		—		—	92
Cost Management Program (net of taxes of $1, $0, $0 and $1, respectively) (3)	0.01	3	—		1		1		—		—	5
Noncontrolling Interests (net of taxes of $5) (4)	(0.02)	(23)	—		—		—		—		—	(23)
2018 Adjusted (non-GAAP) Operating Earnings (Loss)	0.96	474	165		114		129		65		(22)	925
Year Over Year Effects on Earnings:
ComEd, PECO, BGE and PHI Margins:
Weather	—	—	—	(c)	1		—	(c)	—	(c)	—	1
Load	—	—	—	(c)	2		—	(c)	(1)	(c)	—	1
Other Energy Delivery (5)	0.06	—	11	(d)	23	(d)	14	(d)	6	(d)	—	54
Generation Energy Margins, Excluding Mark-to-Market:
Nuclear Volume (6)	(0.04)	(43)	—		—		—		—		—	(43)
Nuclear Fuel Cost (7)	0.01	11	—		—		—		—		—	11
Capacity Pricing (8)	0.04	35	—		—		—		—		—	35
Zero Emission Credit Revenue (9)	(0.10)	(102)	—		—		—		—		—	(102)
Market and Portfolio Conditions (10)	(0.19)	(182)	—		—		—		—		—	(182)
Operating and Maintenance Expense:
Labor, Contracting and Materials (11)	0.03	25	4		(5)		—		5		—	29
Planned Nuclear Refueling Outages	—	(2)	—		—		—		—		—	(2)
Pension and Non-Pension Postretirement Benefits (12)	0.02	12	8		1		—		(1)		3	23
Other Operating and Maintenance (13)	0.04	(14)	(18)		39		21		23		(10)	41
Depreciation and Amortization Expense (14)	(0.02)	4	(16)		(4)		(1)		2		(1)	(16)
Interest Expense, Net	—	9	1		—		(2)		(1)		(6)	1
Income Taxes (15)	(0.01)	(15)	2		(2)		3		18		(17)	(11)
Noncontrolling Interests (16)	0.09	85	—		—		—		—		—	85
Other	—	(3)	—		—		(3)		2		—	(4)
2019 Adjusted (non-GAAP) Operating Earnings (Loss)	0.87	294	157		169		161		118		(53)	846
2019 Adjusted (non-GAAP) Operating Earnings (Loss) Adjustments:
Mark-to-Market Impact of Economic Hedging Activities (net of taxes of $10, $2 and $12, respectively)	(0.03)	(26)	—		—		—		—		(5)	(31)
Unrealized Gains Related to NDT Fund Investments (net of taxes of $161) (1)	0.20	193	—		—		—		—		—	193
Long-Lived Asset Impairments (net of taxes of $1)	—	(4)	—		—		—		—		—	(4)
Plant Retirements and Divestitures (net of taxes of $6) (2)	(0.02)	(19)	—		—		—		—		—	(19)
Cost Management Program (net of taxes of $3, $0, $0, $0 and $3, respectively) (3)	(0.01)	(8)	—		(1)		(1)		(1)		—	(11)
Noncontrolling Interests (net of taxes of $13) (4)	(0.07)	(67)	—		—		—		—		—	(67)
2019 GAAP Net Income (Loss)	$0.93	$363	$157		$168		$160		$117		$(58)	$907

Note:
Amounts may not sum due to rounding.
Unless otherwise noted, the income tax impact of each reconciling item between GAAP Net Income and Adjusted (non-GAAP) Operating Earnings is based on the marginal statutory federal and state income tax rates for each Registrant, taking into account whether the income or expense item is taxable or deductible, respectively, in whole or in part. For all items except the unrealized gains and losses related to NDT fund investments, the marginal statutory income tax rates for 2019 and 2018 ranged from 26.0 percent to 29.0 percent. Under IRS regulations, NDT fund investment returns are taxed at different rates for investments if they are in qualified or non-qualified funds. The effective tax rates for the unrealized gains and losses related to NDT fund investments were 45.4 percent and 40.3 percent for the three months ended March 31, 2019 and 2018, respectively.

(a)	PHI consolidated results includes Pepco, DPL and ACE.

(b)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.

(c)	For ComEd, BGE, Pepco and DPL Maryland, customer rates are adjusted to eliminate the impacts of weather and customer usage on distribution volumes.

(d)
For regulatory recovery mechanisms, including ComEd’s distribution formula rate, ComEd, PECO, BGE and PHI utilities transmission formula rates, and riders across all utilities, revenues increase and decrease i) as fully recoverable costs fluctuate (with no impact on net earnings), and ii) pursuant to changes in rate base, capital structure and ROE (which impact net earnings).

(1)
Reflects the impact of net unrealized gains and losses on Generation’s NDT fund investments for Non-Regulatory and Regulatory Agreement Units. The impacts of the Regulatory Agreement Units, including the associated income taxes, are contractually eliminated, resulting in no earnings impact.

(2)
In 2018, primarily reflects accelerated depreciation and amortization expenses and one-time charges associated with Generation's decision to early retire the Oyster Creek nuclear facility and accelerated depreciation and amortization expenses associated with the 2017 decision to early retire the Three Mile Island (TMI) nuclear facility, partially offset by a gain associated with Generation's sale of its electrical contracting business. In 2019, primarily reflects accelerated depreciation and amortization expenses associated with Generation's previous decision to early retire the TMI nuclear facility and a benefit associated with a remeasurement of the TMI asset retirement obligation.

(3)	Primarily represents reorganization costs related to cost management programs.

(4)
Represents elimination from Generation’s results of the noncontrolling interests related to certain exclusion items, primarily related to the impact of unrealized gains and losses on NDT fund investments at CENG.

(5)
For ComEd, reflects increased electric distribution, energy efficiency and transmission revenues due to higher rate base. For PECO, BGE, and PHI, reflects increased revenue as a result of rate increases. For PECO, also reflects increased revenue as a result of the absence in 2019 of the 2010 and 2011 electric and gas distribution tax repair credits fully refunded in 2018. For PHI, the rate increases were partially offset by the accelerated amortization of certain deferred income tax regulatory liabilities established upon the enactment of TCJA as the result of regulatory settlements. Additionally, for all utilities, reflects decreased mutual assistance revenues.

(6)	Primarily reflects the permanent cease of generation operations at Oyster Creek in September 2018.

(7)	Primarily reflects a decrease in fuel prices and decreased nuclear output as a result of the permanent cease of generation operations at Oyster Creek.

(8)	Primarily reflects increased capacity prices in the Mid-Atlantic and Midwest regions, partially offset by decreased capacity prices in Other Power Regions.

(9)	Primarily reflects the absence of the revenue recognized in the first quarter 2018 related to zero emissions credits generated in Illinois from June through December 2017.

(10)	Primarily reflects lower realized energy prices.

(11)	For Generation, primarily reflects decreased costs related to the permanent cease of generation operations at Oyster Creek. For the utilities, primarily reflects decreased mutual assistance expenses.

(12)
Primarily reflects an increase in discount rates and the favorable impacts of the merger of two of Exelon’s pension plans effective in January 2019, partially offset by lower than expected asset returns in 2018.

(13)
For Generation, primarily reflects the absence of a supplemental NEIL insurance distribution received in the first quarter 2018. For ComEd, primarily reflects increased storm costs. For PECO and BGE, primarily reflects decreased storm costs related to March 2018 winter storms. For PHI, primarily reflects a decrease in uncollectible accounts expense.

(14)
Reflects ongoing capital expenditures across all utilities. For ComEd, also reflects higher depreciation rates effective January 2019. For PHI, the impact of ongoing capital expenditures is more than offset by decreased regulatory asset amortization.

(15)
For Generation, primarily reflects renewable tax credits and one-time adjustments. For PECO, primarily reflects the decline in the amortization of income tax regulatory liabilities established in 2010 and 2011 for electric and gas repair deductions that were fully refunded to customers in 2018. For PHI, primarily reflects the accelerated amortization of certain deferred income tax regulatory liabilities established upon the enactment of TCJA as the result of regulatory settlements.

(16)	Reflects elimination from Generation’s results of activity attributable to noncontrolling interests, primarily for CENG.

EXELON CORPORATION
GAAP Consolidated Statements of Operations and
Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments
(unaudited)
(in millions)

	Generation
	Three Months Ended March 31, 2019			Three Months Ended March 31, 2018
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$5,296	$52	(b)	$5,512	$97	(b)
Operating expenses
Purchased power and fuel	3,205	20	(b),(c)	3,293	(183)	(b),(c)
Operating and maintenance	1,218	59	(c),(d),(e)	1,339	(34)	(c),(d),(f)
Depreciation and amortization	405	(100)	(c)	448	(137)	(c)
Taxes other than income	135	—		138	—
Total operating expenses	4,963			5,218
Gain on sales of assets and businesses	—	—		53	(53)	(c)
Operating income	333			347
Other income and (deductions)
Interest expense, net	(111)	8	(b)	(101)	—
Other, net	430	(358)	(b),(c),(g)	(44)	111	(g)
Total other income and (deductions)	319			(145)
Income before income taxes	652			202
Income taxes	224	(141)	(b),(c),(d),(e),(g)	9	148	(b),(c),(d),(f),(g)
Equity in losses of unconsolidated affiliates	(6)	—		(7)	—
Net income	422			186
Net income attributable to noncontrolling interests	59	(67)	(h)	50	23	(h)
Net income attributable to membership interest	$363			$136

(a)	Results reported in accordance with accounting principles generally accepted in the United States (GAAP).

(b)	Adjustment to exclude the mark-to-market impact of Generation’s economic hedging activities, net of intercompany eliminations.

(c)
In 2018, adjustment to exclude accelerated depreciation and amortization expenses and one-time charges associated with Generation's decision to early retire the Oyster Creek nuclear facility and accelerated depreciation and amortization expenses associated with the 2017 decision to early retire the Three Mile Island (TMI) nuclear facility, partially offset by a gain associated with Generation's sale of its electrical contracting business. In 2019, adjustment to exclude accelerated depreciation and amortization expenses associated with Generation's previous decision to early retire the TMI nuclear facility and a benefit associated with a remeasurement of the TMI asset retirement obligation.

(d)	Adjustment to exclude reorganization costs related to cost management programs.

(e)	Adjustment to exclude the impairment of certain wind projects.

(f)	Adjustment to exclude costs related to the PHI acquisition.

(g)
Adjustment to exclude the impact of net unrealized gains and losses on Generation’s NDT fund investments for Non-Regulatory and Regulatory Agreement Units. The impacts of the Regulatory Agreement Units, including the associated income taxes, are contractually eliminated, resulting in no earnings impact.

(h)
Adjustment to exclude the elimination from Generation’s results of the noncontrolling interest related to certain exclusion items, primarily related to the impact of unrealized gains and losses on NDT fund investments at CENG.

EXELON CORPORATION
GAAP Consolidated Statements of Operations and
Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments
(unaudited)
(in millions)

	ComEd
	Three Months Ended March 31, 2019		Three Months Ended March 31, 2018
	GAAP (a)	Non-GAAP Adjustments	GAAP (a)	Non-GAAP Adjustments
Operating revenues	$1,408	$—	$1,512	$—
Operating expenses
Purchased power and fuel	485	—	605	—
Operating and maintenance	321	—	313	—
Depreciation and amortization	251	—	228	—
Taxes other than income	78	—	77	—
Total operating expenses	1,135		1,223
Gain on sales of assets	3	—	3	—
Operating income	276		292
Other income and (deductions)
Interest expense, net	(87)	—	(89)	—
Other, net	8	—	8	—
Total other income and (deductions)	(79)		(81)
Income before income taxes	197		211
Income taxes	40	—	46	—
Net income	$157		$165

(a)	Results reported in accordance with accounting principles generally accepted in the United States (GAAP).

EXELON CORPORATION
GAAP Consolidated Statements of Operations and
Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments
(unaudited)
(in millions)

	PECO
	Three Months Ended March 31, 2019			Three Months Ended March 31, 2018
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$900	$—		$866	$—
Operating expenses
Purchased power and fuel	331	—		333	—
Operating and maintenance	225	(1)	(b)	275	(1)	(b)
Depreciation and amortization	81	—		75	—
Taxes other than income	41	—		41	—
Total operating expenses	678			724
Operating income	222			142
Other income and (deductions)
Interest expense, net	(33)	—		(33)	—
Other, net	4	—		2	—
Total other income and (deductions)	(29)			(31)
Income before income taxes	193			111
Income taxes	25	—		(2)	—
Net income	$168			$113

(a)	Results reported in accordance with accounting principles generally accepted in the United States (GAAP).

(b)	Adjustment to exclude reorganization costs related to cost management programs.

EXELON CORPORATION
GAAP Consolidated Statements of Operations and
Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments
(unaudited)
(in millions)

	BGE
	Three Months Ended March 31, 2019			Three Months Ended March 31, 2018
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$976	$—		$977	$—
Operating expenses
Purchased power and fuel	360	—		380	—
Operating and maintenance	192	(1)	(b)	221	(1)	(b)
Depreciation and amortization	136	—		134	—
Taxes other than income	68	—		65	—
Total operating expenses	756			800
Operating income	220			177
Other income and (deductions)
Interest expense, net	(29)	—		(25)	—
Other, net	5	—		4	—
Total other income and (deductions)	(24)			(21)
Income before income taxes	196			156
Income taxes	36	—		28	—
Net income	$160			$128

(a)	Results reported in accordance with accounting principles generally accepted in the United States (GAAP).

(b)	Adjustment to exclude reorganization costs related to cost management programs.

EXELON CORPORATION
GAAP Consolidated Statements of Operations and
Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments
(unaudited)
(in millions)

	PHI (b)
	Three Months Ended March 31, 2019			Three Months Ended March 31, 2018
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$1,228	$—		$1,251	$—
Operating expenses
Purchased power and fuel	490	—		520	—
Operating and maintenance	272	(1)	(c)	309	—
Depreciation and amortization	180	—		183	—
Taxes other than income	111	—		113	—
Total operating expenses	1,053			1,125
Operating income	175			126
Other income and (deductions)
Interest expense, net	(65)	—		(63)	—
Other, net	12	—		11	—
Total other income and (deductions)	(53)			(52)
Income before income taxes	122			74
Income taxes	5	—		9	—
Net income	$117			$65

(a)	Results reported in accordance with accounting principles generally accepted in the United States (GAAP).

(b)	PHI consolidated results includes Pepco, DPL and ACE.

(c)	Adjustment to exclude reorganization costs related to cost management programs.

EXELON CORPORATION
GAAP Consolidated Statements of Operations and
Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments
(unaudited)
(in millions)

	Other (a)
	Three Months Ended March 31, 2019			Three Months Ended March 31, 2018
	GAAP (b)	Non-GAAP Adjustments		GAAP (b)	Non-GAAP Adjustments
Operating revenues	$(331)	$—		$(425)	$—
Operating expenses
Purchased power and fuel	(318)	—		(404)	—
Operating and maintenance	(39)	—		(73)	—
Depreciation and amortization	22	—		23	—
Taxes other than income	12	—		12	—
Total operating expenses	(323)			(442)
Operating income	(8)			17
Other income and (deductions)
Interest expense, net	(78)	7	(c)	(60)	—
Other, net	8	—		(9)	—
Total other income and (deductions)	(70)			(69)
Loss before income taxes	(78)			(52)
Income taxes	(20)	2	(c)	(31)	—
Equity in earnings of unconsolidated affiliates	—	—		—	—
Net (loss) income	(58)			(21)
Net income attributable to noncontrolling interests	—			1
Net (loss) income attributable to common shareholders	$(58)			$(22)

(a)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.

(b)	Results reported in accordance with accounting principles generally accepted in the United States (GAAP).

(c)	Adjustment to exclude the mark-to-market impact of Exelon’s economic hedging activities, net of intercompany eliminations.

EXELON CORPORATION
Generation Statistics

	Three Months Ended
	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
Supply (in GWhs)
Nuclear Generation
Mid-Atlantic(a)	15,080	15,175	16,197	16,498	16,229
Midwest	23,733	23,752	23,834	23,100	23,597
New York(a)	6,902	6,882	6,518	6,125	7,115
Total Nuclear Generation	45,715	45,809	46,549	45,723	46,941
Fossil and Renewables
Mid-Atlantic	951	1,010	853	907	900
Midwest	392	353	244	321	455
New York	1	—	1	1	1
ERCOT	3,078	2,791	3,137	2,303	2,949
Other Power Regions(b)	3,141	2,563	3,628	3,037	4,028
Total Fossil and Renewables	7,563	6,717	7,863	6,569	8,333
Purchased Power
Mid-Atlantic	2,566	1,678	3,504	557	766
Midwest	288	263	174	223	336
ERCOT	1,042	1,046	1,811	2,320	1,373
Other Power Regions(b)	12,569	12,268	12,705	10,455	9,570
Total Purchased Power	16,465	15,255	18,194	13,555	12,045
Total Supply/Sales by Region
Mid-Atlantic(c)	18,597	17,863	20,554	17,962	17,895
Midwest(c)	24,413	24,368	24,252	23,644	24,388
New York	6,903	6,882	6,519	6,126	7,116
ERCOT	4,120	3,837	4,948	4,623	4,322
Other Power Regions(b)	15,710	14,831	16,333	13,492	13,598
Total Supply/Sales by Region	69,743	67,781	72,606	65,847	67,319
	Three Months Ended
	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
Outage Days(d)
Refueling	74	76	36	94	68
Non-refueling	—	18	12	2	6
Total Outage Days	74	94	48	96	74

(a)
Includes the proportionate share of output where Generation has an undivided ownership interest in jointly-owned generating plants and includes the total output of plants that are fully consolidated (e.g. CENG).

(b)	Other Power Regions includes New England, South, West and Canada.

(c)	Includes affiliate sales to PECO, BGE, Pepco, DPL and ACE in the Mid-Atlantic region and affiliate sales to ComEd in the Midwest region.

(d)	Outage days exclude Salem.

EXELON CORPORATION
ComEd Statistics
Three Months Ended March 31, 2019 and 2018

	Revenue (in millions)
	2019	2018	% Change
Rate-Regulated Electric Revenues(a)
Residential	$710	$717	(1.0)%
Small commercial & industrial	360	385	(6.5)%
Large commercial & industrial	132	152	(13.2)%
Public authorities & electric railroads	13	14	(7.1)%
Other(b)	217	230	(5.7)%
Total rate-regulated electric revenues(c)	1,432	1,498	(4.4)%
Other Rate-Regulated Revenue(d)	(24)	14	(271.4)%
Total Electric Revenue	$1,408	$1,512	(6.9)%
Purchased Power	$485	$605	(19.8)%

(a)
Reflects revenues from customers purchasing electricity directly from ComEd and customers purchasing electricity from a competitive electric generation supplier, as all customers are assessed delivery charges. For customers purchasing electricity from ComEd, revenues also reflect the cost of energy and transmission.

(b)	Includes revenues from transmission revenue from PJM, wholesale electric revenue and mutual assistance revenue.

(c)	Includes operating revenues from affiliates totaling $4 million and $14 million for the three months ended March 31, 2019 and 2018, respectively.

(d)	Includes alternative revenue programs and late payment charges.

EXELON CORPORATION
PECO Statistics
Three Months Ended March 31, 2019 and 2018

	Electric and Natural Gas Deliveries				Revenue (in millions)
	2019	2018	% Change	Weather- Normal % Change	2019	2018	% Change
Electric (in GWhs)
Rate-Regulated Electric Deliveries and Revenues(a)
Residential	3,641	3,628	0.4%	0.4%	$409	$403	1.5%
Small commercial & industrial	2,066	2,029	1.8%	1.8%	96	101	(5.0)%
Large commercial & industrial	3,571	3,703	(3.6)%	(3.6)%	48	58	(17.2)%
Public authorities & electric railroads	195	197	(1.0)%	(0.9)%	7	8	(12.5)%
Other(b)	—	—	n/a	n/a	62	62	—%
Total rate-regulated electric revenues(c)	9,473	9,557	(0.9)%	(0.9)%	622	632	(1.6)%
Other Rate-Regulated Revenue(d)					(2)	2	(200.0)%
Total Electric Revenue					620	634	(2.2)%
Natural Gas (in mmcfs)
Rate-Regulated Gas Deliveries and Revenues(e)
Residential	21,218	20,574	3.1%	1.2%	198	161	23.0%
Small commercial & industrial	10,644	10,417	2.2%	0.1%	72	62	16.1%
Large commercial & industrial	19	47	(59.6)%	(10.8)%	1	1	—%
Transportation	7,973	7,568	5.4%	5.6%	7	6	16.7%
Other(f)	—	—	n/a	n/a	2	2	—%
Total rate-regulated natural gas revenues(g)	39,854	38,606	3.2%	1.7%	280	232	20.7%
Other Rate-Regulated Revenue(d)					—	—	n/a
Total Natural Gas Revenues					280	232	20.7%
Total Electric and Natural Gas Revenues					$900	$866	3.9%
Purchased Power and Fuel					$331	$333	(0.6)%

				% Change
Heating and Cooling Degree-Days	2019	2018	Normal	From 2018	From Normal
Heating Degree-Days	2,432	2,397	2,429	1.5%	0.1%
Cooling Degree-Days	2	—	1	200.0%	100.0%

Number of Electric Customers	2019	2018	Number of Natural Gas Customers	2019	2018
Residential	1,485,698	1,474,555	Residential	483,560	478,565
Small Commercial & Industrial	153,042	151,947	Small Commercial & Industrial	44,274	44,053
Large Commercial & Industrial	3,107	3,113	Large Commercial & Industrial	1	4
Public Authorities & Electric Railroads	9,638	9,541	Transportation	744	768
Total	1,651,485	1,639,156	Total	528,579	523,390

(a)
Reflects delivery volumes and revenues from customers purchasing electricity directly from PECO and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from PECO, revenues also reflect the cost of energy and transmission.

(b)	Includes revenues from transmission revenue from PJM, wholesale electric revenue and mutual assistance revenue.

(c)	Includes operating revenues from affiliates totaling $1 million and $2 million for the three months ended March 31, 2019 and 2018, respectively.

(d)	Includes alternative revenue programs and late payment charges.

(e)
Reflects delivery volumes and revenues from customers purchasing natural gas directly from PECO and customers purchasing natural gas from a competitive natural gas supplier as all customers are assessed distribution charges. For customers purchasing natural gas from PECO, revenue also reflects the cost of natural gas.

(f)	Includes revenues primarily from off-system sales.

(g)	Includes operating revenues from affiliates totaling less than $1 million for both the three months ended March 31, 2019 and 2018.

EXELON CORPORATION
BGE Statistics
Three Months Ended March 31, 2019 and 2018

	Revenue (in millions)
	2019	2018	% Change
Rate-Regulated Electric Revenues(a)
Residential	$385	$393	(2.0)%
Small commercial & industrial	70	68	2.9%
Large commercial & industrial	110	106	3.8%
Public authorities & electric railroads	7	7	—%
Other(b)	80	78	2.6%
Total rate-regulated electric revenues(c)	652	652	—%
Other Rate-Regulated Revenue(d)	6	6	—%
Total Electric Revenue	658	658	—%
Rate-Regulated Gas Revenues(e)
Residential	219	224	(2.2)%
Small commercial & industrial	35	34	2.9%
Large commercial & industrial	50	47	6.4%
Other(f)	4	27	(85.2)%
Total rate-regulated natural gas revenues(g)	308	332	(7.2)%
Other Rate-Regulated Revenue(d)	10	(13)	(176.9)%
Total Natural Gas Revenues	318	319	(0.3)%
Total Electric and Natural Gas Revenues	$976	$977	(0.1)%
Purchased Power and Fuel	$360	$380	(5.3)%

Number of Electric Customers	2019	2018	Number of Natural Gas Customers	2019	2018
Residential	1,171,027	1,163,887	Residential	635,241	631,594
Small Commercial & Industrial	113,976	113,675	Small Commercial & Industrial	38,322	38,443
Large Commercial & Industrial	12,278	12,148	Large Commercial & Industrial	5,981	5,874
Public Authorities & Electric Railroads	266	270	Total	679,544	675,911
Total	1,297,547	1,289,980

(a)
Reflects revenues from customers purchasing electricity directly from BGE and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from BGE, revenues also reflect the cost of energy and transmission.

(b)	Includes revenues from transmission revenue from PJM, wholesale electric revenue and mutual assistance revenue.

(c)	Includes operating revenues from affiliates totaling $2 million for both the three months ended March 31, 2019 and 2018.

(d)	Includes alternative revenue programs and late payment charges.

(e)
Reflects delivery volumes and revenues from customers purchasing natural gas directly from BGE and customers purchasing natural gas from a competitive natural gas supplier as all customers are assessed distribution charges. For customers purchasing natural gas from BGE, revenue also reflects the cost of natural gas.

(f)	Includes revenues primarily from off-system sales.

(g)	Includes operating revenues from affiliates totaling $4 million for both the three months ended March 31, 2019 and 2018.

EXELON CORPORATION
PEPCO Statistics
Three Months Ended March 31, 2019 and 2018

	Revenue (in millions)
	2019	2018	% Change
Rate-Regulated Electric Revenues(a)
Residential	$256	$259	(1.2)%
Small commercial & industrial	38	32	18.8%
Large commercial & industrial	204	190	7.4%
Public authorities & electric railroads	8	7	14.3%
Other(b)	53	49	8.2%
Total rate-regulated electric revenues(c)	559	537	4.1%
Other Rate-Regulated Revenue(d)	16	20	(20.0)%
Total Electric Revenue	$575	$557	3.2%
Purchased Power	$187	$182	2.7%

Number of Electric Customers	2019	2018
Residential	809,845	797,105
Small Commercial & Industrial	54,295	53,602
Large Commercial & Industrial	22,030	21,718
Public Authorities & Electric Railroads	153	146
Total	886,323	872,571

(a)
Reflects revenues from customers purchasing electricity directly from Pepco and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from Pepco, revenues also reflect the cost of energy and transmission.

(b)	Includes revenues from transmission revenue from PJM, wholesale electric revenue and mutual assistance revenue.

(c)	Includes operating revenues from affiliates of $2 million in both the three months ended March 31, 2019 and 2018.

(d)	Includes alternative revenue programs and late payment charge revenues.

EXELON CORPORATION
DPL Statistics
Three Months Ended March 31, 2019 and 2018

	Electric and Natural Gas Deliveries to Delaware Customers				Revenue (a) (in millions)
	2019	2018	% Change	Weather - Normal % Change	2019	2018	% Change
Electric (in GWhs)
Rate-Regulated Electric Deliveries and Revenues(b)
Residential	851	869	(2.1)%	(1.5)%	$185	$191	(3.1)%
Small Commercial & industrial	321	330	(2.7)%	(2.6)%	48	46	4.3%
Large Commercial & industrial	810	829	(2.3)%	(2.2)%	24	23	4.3%
Public authorities & electric railroads	8	9	(11.1)%	(7.3)%	3	4	(25.0)%
Other(c)	—	—	n/a	n/a	47	41	14.6%
Total rate-regulated electric revenues(d)	1,990	2,037	(2.3)%	(2.0)%	307	305	0.7%
Other Rate-Regulated Revenue(e)					3	1	200.0%
Total Electric Revenue					310	306	1.3%
Natural Gas (in mmcfs)
Rate-Regulated Gas Deliveries and Revenues(f)
Residential	4,607	4,485	2.7%	1.8%	$44	47	(6.4)%
Small commercial & industrial	2,020	1,878	7.6%	6.6%	19	18	5.6%
Large commercial & industrial	523	516	1.4%	1.4%	1	4	(75.0)%
Transportation	2,218	2,213	0.2%	(0.2)%	4	5	(20.0)%
Other(f)	—	—	n/a	n/a	3	4	(25.0)%
Total rate-regulated natural gas revenues	9,368	9,092	3.0%	2.3%	71	78	(9.0)%
Other Rate-Regulated Revenue(g)					(1)	—	(100.0)%
Total Natural Gas Revenues					70	78	(10.3)%
Total Electric and Natural Gas Revenues					$380	$384	(1.0)%
Purchased Power and Fuel					$164	$177	(7.3)%

Delaware Electric Service Territory				% Change
Heating Degree-Days(h)	2019	2018	Normal	From 2018	From Normal
Heating Degree-Days	2,522	2,504	2,508	0.7%	0.6%

Delaware Natural Gas Service Territory				% Change
Heating Degree-Days	2019	2018	Normal	From 2018	From Normal
Heating Degree-Days	2,522	2,504	2,496	0.7%	1.0%

Number of Total Electric Customers (Maryland and Delaware)	2019	2018	Number of Delaware Gas Customers	2019	2018
Residential	464,638	460,863	Residential	124,575	123,062
Small Commercial & Industrial	61,391	60,962	Small Commercial & Industrial	10,023	9,873
Large Commercial & Industrial	1,400	1,383	Large Commercial & Industrial	18	17
Public Authorities & Electric Railroads	620	625	Transportation	157	155
Total	528,049	523,833	Total	134,773	133,107

(a)	Includes revenues from distribution customers in the Maryland and Delaware service territories.

(b)
Reflects delivery volumes and revenues from customers purchasing electricity directly from DPL and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from DPL, revenues also reflect the cost of energy and transmission.

(c)	Includes revenues from transmission revenue from PJM, wholesale electric revenue and mutual assistance revenue.

(d)	Includes operating revenues from affiliates totaling $2 million for both the three months ended March 31, 2019 and 2018.

(e)	Includes alternative revenue programs and late payment charges.

(f)
Reflects delivery volumes and revenues from customers purchasing natural gas directly from DPL and customers purchasing natural gas from a competitive natural gas supplier as all customers are assessed distribution charges. For customers purchasing natural gas from DPL, revenue also reflects the cost of natural gas.

(g)	Includes revenues primarily from off-system sales.

(h)	There were no cooling degree days in DPL's electric service territory for both the three months ended March 31, 2019 and 2018.

EXELON CORPORATION
ACE Statistics
Three Months Ended March 31, 2019 and 2018

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2019	2018	% Change	Weather - Normal % Change	2019	2018	% Change
Rate-Regulated Electric Deliveries and Revenues(a)
Residential	908	990	(8.3)%	(8.8)%	$138	$160	(13.8)%
Small Commercial & industrial	310	314	(1.3)%	(1.3)%	34	37	(8.1)%
Large Commercial & industrial	791	824	(4.0)%	(4.1)%	39	46	(15.2)%
Public Authorities & Electric Railroads	13	15	(13.3)%	(10.6)%	3	3	—%
Other(b)	—	—	n/a	n/a	57	66	(13.6)%
Total rate-regulated electric revenues(c)	2,022	2,143	(5.6)%	(5.9)%	271	312	(13.1)%
Other Rate-Regulated Revenue(d)					2	(2)	(200.0)%
Total Electric Revenue					$273	$310	(11.9)%
Purchased Power					$139	$161	(13.7)%

				% Change
Heating Degree-Days(e)	2019	2018	Normal	From 2018	From Normal
Heating Degree-Days	2,506	2,413	2,489	3.9%	0.7%

Number of Electric Customers	2019	2018
Residential	491,935	488,495
Small Commercial & Industrial	61,377	61,059
Large Commercial & Industrial	3,494	3,611
Public Authorities & Electric Railroads	661	643
Total	557,467	553,808

(a)
Reflects delivery volumes and revenues from customers purchasing electricity directly from ACE and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from ACE, revenues also reflect the cost of energy and transmission.

(b)	Includes revenues from transmission revenue from PJM, wholesale electric revenue and mutual assistance revenue.

(c)	Includes operating revenues from affiliates of $1 million in both the three months ended March 31, 2019 and 2018.

(d)	Includes alternative revenue programs and late payment charge revenues.

(e)	There were no cooling degree days in ACE's service territory for both the three months ended March 31, 2019 and 2018.